UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2005

Penwest Pharmaceuticals Co.

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Juris- diction of Incorporation	000-23467 (Commission File Number)	91-1513032 (IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11 Danbury, Connecticut (Address of Principal Executive Offices)	06810-5120 (Zip Code)

Registrant’s telephone number, including area code: (877) 736-9378

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

As part of the compensation paid by Penwest Pharmaceutical Co. to its directors, each non-employee director is entitled to receive on the first business day of each calendar year under Penwest’s 1997 Equity Incentive Plan and at such director’s election, either an option to purchase 12,000 shares of Penwest’s common stock at an exercise price per share equal to the fair market value of one share of Penwest’s common stock on the date of grant or a restricted stock award of 6,000 shares of Penwest’s common stock. These options and restricted stock vest on the first anniversary of the date of grant, subject to acceleration upon the occurrence of a change in control of Penwest.

Accordingly, on January 3, 2005, Penwest granted the following to its non-employee directors:

•	Penwest granted options to purchase 12,000 shares of its common stock to each of Paul E. Freiman, Rolf Henel and John N. Staniforth. The options have an exercise price of $11.895 per share and will vest in full on January 3, 2006.

•	Penwest granted 6,000 restricted shares of its common stock to each of Jere E. Goyan, Robert J. Hennessey and Anne M. VanLent. The shares of restricted stock will vest in full on January 3, 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
Date: January 6, 2005	By:	/s/ Jennifer L. Good
Jennifer L. Good
Senior Vice President, Finance and Chief Financial Officer